                                                                   Exhibit 10.19

                                           *** Text Omitted and Filed Separately
                                                Confidential Treatment Requested
                                            Under 17 C.F.R. (S)(S) 200.80(b)(4),
                                                              200.83 and 230.406

                  GE-3 SATELLITE TRANSPONDER SERVICE AGREEMENT

     THIS AGREEMENT between GE American Communications, Inc., as agent for GE Capital Europe Limited and SkyCache, Inc. ("Customer") is made effective as of the date of the last signature below. All references to "GE Americom" herein shall include both GE Capital Europe Limited and GE American Communications, Inc. as agent therefor. Defined terms used in this Agreement have the meanings specified herein.

ARTICLE 1. SERVICE PROVIDED

A.  Scope. GE Americom will provide to Customer (i) initially Moveable Protected
    -----
Service on one (1) Transponder on the GE-3 Satellite and (ii) when Customer's assigned Transponder on the GE-4 Satellite, (or the Ground Spare, as provided below) is Commercially Operational, Fully Protected Service on one (1) Transponder on the planned GE-4 Satellite, in lieu of service on the GE-3 Satellite (collectively "Service"). Customer agrees that Service will be used solely for the transmission of digital signals. Service will be provided in accordance with the terms and conditions set forth in this Agreement, including Attachment A1-GE-3 Transponder Performance Specifications or Attachment A2-GE-4 Transponder Performance Specifications, as the case may be, Attachment B-Commercial Operations System User's Guide, and Attachment C-Form of Letter of Credit (collectively, the "Agreement").

     The GE-3 Satellite is authorized to be and is located at the 87 W.L. orbital position. The Satellite may, however, be located at any other orbital position hereafter authorized by the FCC.

     Technical performance criteria for the GE-3 Satellite are described in the Transponder Performance Specifications set forth in Attachment Al. The transponder number will be Transponder 6K. The transponder assignment will be changed only in accordance with this Agreement or to prevent interference by or to Customer's operations.

     GE Americom is planning for the GE-4 Satellite to be launched in the fourth calendar quarter of 1999 and to become Commercially Operational during the first calendar quarter of 2000. The GE-4 Satellite is authorized to be located at the 101 W.L. orbital position. The GE-4 Satellite may, however, be located at any other orbital position hereafter authorized by the FCC. If the GE-4 Satellite becomes a Launch Failure, GE Americom plans to launch the Ground Spare within fifteen (15) months after such Launch Failure. If the Ground Spare becomes Commercially Operational, all references to the GE-4 Satellite in this Agreement shall be considered to mean the Ground Spare, except that the technical specifications for the Ground Spare will be substituted for those specifications in Attachment A-2.

     Technical performance criteria for the GE-4 Satellite are described in the Transponder Performance Specifications set forth in Attachment A2. The transponder number will be Transponder 5K (provided such Transponder becomes Commercially Operational). The transponder assignment will be changed only if Transponder 5K does not become Commercially

Operational, in accordance with this Agreement, or to prevent interference by or to Customer's operations.

     In the event that GE-4 is a Launch Failure as defined hereunder, GE Americom will provide Customer with notice advising that the GE-4 Launch Failure has occurred (the "GE-4 Launch Failure Notice"). Notwithstanding anything to the contrary contained herein, in the event a Ground Spare is not launched and made Commercially Operational by GE Americom within three hundred and thirty (330) days of the GE-4 Launch Failure Notice, Customer has the option to either (i) continue to take Moveable Protected Service on the GE-3 Satellite for the remainder of the Service Term, or (ii) terminate the Agreement. If Customer fails to notify GE Americom of its election within ten (10) business days of the expiration of the Ground Spare Replacement Period, Customer shall continue to take Service on the GE-3 Satellite for the remainder of the Service Term.

     In connection with the transfer of Service from the GE-3 Satellite to the GE-4 Satellite, Customer shall be permitted to dually illuminate, at Customer's expense to accomplish such dual illumination, the Transponder upon which Service is provided on the GE-3 Satellite and the Transponder on the GE-4 Satellite for such period of time as GE Americom deems appropriate; not to exceed, in any event however, ten (10) days, at no additional charge. The parties understand and agree that the transfer of Service from the GE-3 Satellite to the GE-4 Satellite may require a change in transponder assignment, including polarization.

B.   Service Priorities.
     -------------------

     1. With respect to Moveable Protected Service on the GE-3 Satellite:

        a. GE Americom shall immediately initiate all reasonable measures, consistent with protecting the Satellite and all services provided thereon, to restore as quickly as possible (consistent with GE Americom's policies and procedures for the restoration of Protected Transponders), Customer's Transponder should it become a Transponder Failure. Restoration shall be effected in the following manner and order, on a first-needed, first-served basis: first, by utilizing any available Replacement Transponder on the Satellite; and second, if no such Replacement Transponder is available, by using a Preemptible Transponder on the Satellite, if available. If no such Protection Transponder is available on the Satellite, Customer's service shall be restored on the Restoration Satellite (as designated below), subject to and in accordance with the terms of this Article.

        b. Customer's Transponder may itself be preempted to restore a satellite failure of the GE-2 satellite. Immediately upon notice from GE Americom stating that Customer's Transponder is being preempted, Customer shall cease transmitting to such Transponder. If Customer fails to vacate such Transponder immediately after being given such notice, GE Americom may, without further notice to Customer, take appropriate action to vacate Customer's signal. In the case of such preemption, Customer's service will be restored on the Restoration Satellite, subject to and in accordance with the terms of this Article.

        c. After commencement of the GE-3 Term hereunder, if the GE-3 Satellite becomes a Satellite Failure, or Customer's Transponder becomes a Transponder Failure and cannot be restored on the GE-3 Satellite, or should Customer's service be preempted to restore a satellite failure of the GE-2 satellite, restoration shall be provided on a Preemptible Transponder on the Restoration Satellite, if available. If service is restored on the Restoration Satellite, then Customer's service shall change to Non-Preemptible Service. If Non-Preemptible Service is so provided, all references to the GE-3 Satellite in this Agreement shall be considered to mean the Restoration Satellite for all purposes of this Agreement; except with respect to service level (as described above) and except that (i) the technical specifications for the Restoration Satellite shall be substituted for those specifications in Attachment Al and
(ii) during the period such Non- Preemptible Service is provided, the MRC specified in Article 2. Payment shall be reduced by [ *** ]. In the event such Non-Preemptible Service as described in the previous sentence is provided by GE Americom within the first six (6) months of Service, (no later than March 31, 2000), there shall be no such reduction to the MRC. If no such Preemptible Transponder is available on the Restoration Satellite, Customer's service shall not be restored and this Agreement shall terminate at such time.

      d. The GE Americom satellite designated GE-5 and currently operated at the 79 W.L. orbital location has been designated as the Restoration Satellite for Customer's service. GE Americom may, upon seven (7) days' prior written notice, change the satellite designated as the Restoration Satellite regarding Moveable Protected Service under this Agreement. Preemptible Transponders on the Restoration Satellite shall be used on a first-needed, first-served basis. GE Americom shall have no obligation to provide a Restoration Satellite other than

*** Confidential Treatment Requested

GE-5. If access to Protection Transponders on the Satellite or Preemptible Transponders on the Restoration Satellite is required for more than one transponder as a result of a single event or simultaneous events, such access shall be granted in Contract Order (defined as the opposite order from Reverse Contract Order).

     2. With respect to Fully Protected Service on the GE-4 Satellite:

        a. GE Americom shall immediately initiate all reasonable measures, consistent with protecting the Satellite and all services provided thereon, to restore as quickly as possible (consistent with GE Americom's policies and procedures for the restoration of Protected Transponders), Customer's Transponder should it become a Transponder Failure. Restoration shall be effected in the following manner and order, on a first-needed, first-served basis: first, by utilizing any available Replacement Transponder on the Satellite; and second, if no such Replacement Transponder is available, by using a Preemptible Transponder on the Satellite, if available. If no such Protection Transponder is available on the Satellite, Customer's service shall be restored on the Restoration Satellite (as designated below), subject to and in accordance with the terms of this Article.

        b. After commencement of the GE-4 Term hereunder, if the GE-4 Satellite becomes a Satellite Failure, or if no Protection Transponder is available under the circumstances described above, restoration shall be provided on a Preemptible Transponder on the Restoration Satellite, if available. If service is restored on the Restoration Satellite, then Customer's service shall change to Non- Preemptible Service. If Non-Preemptible Service is so provided, references to the GE-4 Satellite shall be considered to mean the Restoration Satellite for all purposes of this Agreement; except with respect to service level (as described above) and except that (i) the technical specifications for the Restoration Satellite shall be substituted for those specifications in Attachment A2 and (ii) the MRC specified in Article 2. Payment shall be reduced by [ *** ]. In the event such Non-Preemptible Service as described in the previous sentence is provided by GE Americom within the first six (6) months of Service, (no later than March 31, 2000), there shall be no such reduction to the MRC. If no such Preemptible Transponder is available on the Restoration Satellite, Customer's service shall not be restored and this Agreement shall terminate at such time.

        c. The GE Americom satellite designated GE-5 and currently operated at the 79 W.L. orbital location has been designated as the Restoration Satellite for Customer's service. GE Americom may, upon seven (7) days' prior written notice, change the satellite designated as the Restoration Satellite hereunder. Preemptible Transponders on the Restoration Satellite shall be used on a first-needed, first-served basis. GE Americom shall have no obligation to provide a Restoration Satellite other than GE-5. If access to Protection Transponders on the Satellite or Preemptible Transponders on the Restoration Satellite is required for more than one transponder as a result of a single event or simultaneous events, such access shall be granted in Contract Order (defined as the opposite order from Reverse Contract Order).

     3. It is acknowledged by Customer that transponders on the GE-5 satellite have a nominal bandwidth of 54 MHz. Notwithstanding the foregoing, in the event Customer's Service is restored hereunder, Customer shall not be entitled to receive nominal bandwidth of more than 36 MHz.

     4. Customer understands and agrees that the transfer of Service from one satellite to another, may require a change in transponder assignment including polarization.

*** Confidential Treatment Requested

C.  Term.
    -----

GE-3 Term. The term for Service on the GE-3 satellite provided under this Agreement (the "GE-3 Service Term") shall commence on November 1, 1999 and shall end, except as otherwise provided herein, on the earliest of: (1) the End-Of-Life or Replacement Date of the GE-3 Satellite; (2) the date the GE-3 Satellite is a Satellite Failure and Service cannot be restored as provided hereunder; (3) the date the Transponder on which Service is provided hereunder is preempted or becomes a Transponder Failure, and in either case, cannot be restored, (4) the date that the assigned transponder on the GE-4 Satellite is declared by GE Americom to be Commercially Operational and the Service is transferred to the GE-4 Satellite; (5) in the event the GE-4 Satellite becomes a Launch Failure, the date that the Ground Spare, if launched, is declared by GE Americom to be Commercially Operational and the Service is transferred to the Ground Spare, or
(6) October 31, 2006, (the "Projected Termination Date").

In the event that any of the circumstances described in (1), (2), (3), or (6) above occur prior to the date that the Transponder designated to provide service to Customer on the GE-4 Satellite becomes Commercially Operational, this Agreement, shall terminate and GE Americom shall be under no further liability or obligation to Customer.

GE-4 Term. The term for Service on the GE-4 Satellite provided under this Agreement (the "GE-4 Service Term"), shall commence, and the GE-3 Service Term shall end with respect to Service, on the date GE Americom notifies Customer that the Transponder on the GE-4 Satellite is Commercially Operational (the "GE-4 Commencement Date").

Service on the GE-4 Satellite and this Agreement shall end, except as otherwise provided herein, on the earliest of (1) the End-of-Life or Replacement Date of the GE-4 Satellite; (2) the date the GE-4 Satellite becomes a Satellite Failure and Service cannot be restored as provided hereunder; (3) the date the Transponder on which Service is provided hereunder becomes a Transponder Failure and cannot be restored; or (4) October 31, 2006 (the "Projected Termination Date").

D.  Notices. All notices regarding technical or operational matters requiring
    -------
immediate attention will be given by telephone followed by written notification. All other notices and requests will be in writing delivered to the address(es) set forth below or to such other address(es) as the party may designate in writing.

    If to be given to Customer:    If to be given to GE Americom:
    Attn: Robert Dunham, CFO       Attn: Fred Cain, Director, Satellite Services
    SkyCache, Inc.                 GE American Communications, Inc.
    312 Laurel Avenue              Four Research Way
    Laurel, MD 20707               Princeton, NJ 08540
    Fax #: (301) 598-0837          Fax #: (609) 987-4517
    Tel #: (301) 598-0500          Tel #: (609) 987-4139

    cc: Garrett Allen              cc: Manager, Customer Support-Contracts
    Fax #: See above               Fax #: 609) 987-4233
    Tel #: See above               Tel #: (609) 987-4325

     24 Hour Emergency Telephone # for Technical/Operational Issues:
     Tel #:

ARTICLE 2. PAYMENT

A.  Monthly Recurring Service Charge. Customer will pay to GE Americom for
    --------------------------------
Service a monthly recurring service charge ("MRC") in accordance with the following schedule:

   Period          MRC
   ------          ---

[    ***   ]  [    ***   ]
[    ***   ]  [    ***   ]
[    ***   ]  [    ***   ]
[    ***   ]  [    ***   ]
[    ***   ]  [    ***   ]


B.  Billing and Payment. Invoices will be issued monthly thirty (30) days in
    -------------------
advance of the month in which Service is to be provided and are payable on the first day of such month by wire transfer as per the remittance instructions on the respective monthly invoice. On payments not received by the due date, GE Americom will assess until such time as payment is made in full, a late payment charge of the lesser of (i) one and one-half percent (1.5%) per month compounded monthly, or (ii) the maximum rate permitted by applicable law. A failure or delay by GE Americom to send a bill will not relieve Customer either of its obligation to pay on a timely basis for Service or of its obligation to pay late payment charges in the event of late payment. In addition to any other rights GE Americom may have under this Agreement, GE Americom may suspend provision of Service on seventy-two (72) hours notice for failure to pay any sums due to GE Americom.

C.  Taxes and Other Charges. All charges hereunder are exclusive of taxes,
    -----------------------
duties and other fees or charges levied by governmental authority on the Service or the facilities used to provide the Service. Customer will pay directly or reimburse GE Americom for all such taxes, duties and other fees or charges.

Letter of Credit.  On or before November 1, 1999, Customer will, in order to
----------------
secure performance of its obligations (i) hereunder and (ii) under the separate Agreement dated on or about the date of this Agreement between Customer and GE Capital Europe Limited, ("GECEL") (the "GECEL Agreement"), deliver to GE Americom and GECEL one irrevocable letter of credit for a term of at least [
***   ] months in the amount of [    ***   ] in the form attached to the GECEL
Agreement and in identical form as Attachment C to this Agreement ("Letter of Credit 1") issued by a bank incorporated in the United States of America, acceptable to GE Americom. Letter of Credit 1 and any renewal or replacement thereof may be drawn upon by GECEL and/or GE Americom in accordance with its terms. The proceeds of any drawing shall be applied to the obligations of Customer (i) hereunder and/or (ii) under the GECEL Agreement, as the case may be. Failure to provide Letter of Credit 1 or any renewal or

*** Confidential Treatment Requested
replacement thereof by the date required and/or failure to maintain Letter of Credit 1 or any renewal or replacement thereof throughout the period set out in the table below shall be treated as a failure by Customer to make a payment due to GE Americom under this Agreement. It is the intention of the parties that a letter of credit shall be maintained in effect for the benefit of GECEL and GE Americom for the amounts and for the terms specified in the table below.

     If Letter of Credit 1 or any renewal or replacement thereof is drawn upon, Customer shall cause the letter of credit then in effect to be renewed or replaced such that the principal amount of the letter of credit is restored to the original amount of that letter of credit. Failure to obtain and deliver to GE Americom a renewal or replacement of a letter of credit as provided in the preceding sentence within five (5) business days from the date of each such drawing shall entitle GE Americom, and/or GECEL to draw upon that letter of credit then in effect and to hold the proceeds as an advance payment. Such advance payment may be used by GE Americom and/or GECEL as an offset for any amounts due to GE Americom and/or GECEL at the Projected Termination Date under either this Agreement or the GECEL Agreement, or, in the event of termination of this Agreement or the GECEL Agreement prior to their respective Projected Termination Dates, for any liabilities of Customer arising out of such termination(s).

     A renewal or replacement of Letter of Credit 1 by a new letter of credit
("Letter of Credit 2") for the sum of [   ***   ]  for an additional term of at
least [   ***   ] months shall be delivered by Customer to GE Americom and GECEL at least forty-five (45) days prior to the expiration of Letter of Credit 1. A renewal or replacement of Letter of Credit 2 by a further letter of credit
("Letter of Credit 3") for the sum of [   ***   ] for an additional term of at
least [   ***   ] months shall be delivered by Customer to GE Americom and GECEL at least forty-five (45) days prior to the expiration of Letter of Credit 2. A renewal or replacement of Letter of Credit 3 by a further letter of credit
("Letter of Credit 4") for the sum of [   ***   ] for an additional term of at
least      [   ***   ] months shall be delivered by Customer to GE Americom and
GECEL at least forty-five (45) days prior to the expiration of Letter of Credit 3 (GE Americom and GECEL reserve the right to require in their sole discretion that the term of Letter of Credit 4 be extended until November 30, 2006). Failure to obtain and deliver to GE Americom and GECEL a renewal or replacement of any letter of credit at least thirty (30) days prior to the expiration date thereof shall entitle GECEL and/or GE Americom to draw upon the letter of credit then in effect and to hold the proceeds of such drawing as an advance payment, to be held and applied by GECEL and/or GE Americom as specified in the preceding paragraph.

--------------------------------------------------------------------------------
Letter of    Term of Letter of Credit    Amount of Letter of Credit (US Dollars)
Credit
number
--------------------------------------------------------------------------------
 1           [   ***   ]                 [   ***   ]
--------------------------------------------------------------------------------
 2           [   ***   ]                 [   ***   ]
--------------------------------------------------------------------------------
 3           [   ***   ]                 [   ***   ]
--------------------------------------------------------------------------------
 4           [   ***   ]                 [   ***   ]
--------------------------------------------------------------------------------


*** Confidential Treatment Requested

ARTICLE 3. CREDITS FOR INTERRUPTIONS

     Credits for Interruptions in Service of five (5) minutes or more shall be granted to Customer as follows:

     Credit = (Number of minutes in Interruption/43,200) multiplied by the MRC

     The length of an Interruption will be measured from the time GE Americom is notified by Customer of the Interruption until Service is restored. No credit will be due, however, if such Interruption is a result of, or attributable in whole or part to (i) the fault of Customer, any Customer Designee (as defined below) or any agent or subcontractor of either, or of any third party (ii) the failure or unavailability of satellites, transponders, facilities, services or equipment furnished to Customer other than by GE Americom, (iii) sun outages or rain fade, or (iv) unless otherwise provided herein, suspensions of Service made in accordance with this Agreement.

     Except as otherwise specifically set forth in this Agreement, the aforementioned credit will be Customer's sole and exclusive remedy for unavailability of Service and/or failure of Service to meet the Transponder Performance Specifications.

ARTICLE 4. SERVICE RESPONSIBILITIES

A.  Laws and Regulations Governing Service. Construction, launch, location and
    --------------------------------------
operation of any Satellite utilized hereunder, any Ground Spare, GE Americom's satellite system and GE Americom's ability to perform are subject to all applicable laws and regulations, including without limitation, the Communications Act of 1934, as amended, and the Rules and Regulations of the FCC.

B.  Use Conditions. Customer will use, and will cause others authorized or
    --------------
permitted by Customer to access Service ("Customer's Designees") to use, Service in accordance with (i) all applicable laws and (ii) the conditions of use (as such may, upon notice, be amended for technical or operational reasons) contained in the Commercial Operations Systems User's Guide set forth in Attachment B ("User's Guide"). Customer will not use, and will cause Customer's Designees not to use, Service for any unlawful purpose, including violation of laws governing the content of material transmitted using Service. If Customer's or Customer's Designees' non-compliance with the preceding two (2) sentences causes, or other circumstances arise which cause, interference to or threaten the availability or operation of the services or facilities provided by GE Americom, or if Customer's or Customer's Designees' use of Service may reasonably result in the institution of criminal proceedings, or administrative proceedings that may result in sanctions or other non-monetary remedies, against GE Americom, General Electric Company, or any affiliates of either entity, GE Americom may take actions (including suspension and/or restriction of Service) it reasonably believes necessary to ensure Customer's compliance with the User's Guide or GE Americom's compliance with law.

C.  Third Party Use. Customer shall provide GE Americom with at least one (1)
    ---------------
business day prior notice of any third party use of Service and of the identity of any such third party. Should Customer resell any Service provided hereunder or otherwise permit use of such Service by any third party or parties, Customer shall be a guarantor of compliance by each such third party with all the terms of this Agreement and any breach by any such third party shall be deemed to have been committed by Customer. GE Americom reserves the right to charge Customer a fee for any technical consultation, scheduling or other support services provided to end-users using the Service provided Customer under this Agreement.

D.  Long-Term Resale. If Customer proposes to resell use of the entire capacity
    ----------------
of Service provided hereunder to a third party for a term of more than three (3) months, Customer shall first provide GE Americom with at least forty-five (45) days' prior written notice of such proposed resale. Within thirty (30) days after receipt of such notice, GE Americom, may, by written notice to Customer, elect to terminate this Agreement, whereupon Customer shall have a period of thirty (30) days from receipt of such notice, within which period Customer may elect to (i) accept termination and notify GE Americom of the date on which such termination shall be effective (which date shall be not less than sixty (60) days and not more than one hundred twenty (120) days after the date of such notice from Customer to GE Americom) or (ii) cancel the proposed resale and continue this Agreement in effect. If Customer does not elect (I) or (ii) above within the applicable time limit, Customer shall be deemed to have elected clause (ii).

ARTICLE 5. OPERATIONAL MATTERS

A.  Service Access.  Customer is responsible for providing, operating and
    --------------
maintaining the equipment necessary to access the Satellite and Service. Customer at its expense shall provide GE Americom with any descrambling or decoding devices that may be required for signal monitoring. At a mutually agreed time, and prior to Customer transmitting from its earth station(s), Customer will demonstrate to GE Americom's designated Technical Operations Center that its earth station(s) comply with the satellite access specifications contained in the User's Guide.

B.  Action to Protect Satellite. GE Americom shall have sole and exclusive
    ---------------------------
control of operation of the Satellite. If circumstances occur which in GE Americom's reasonable judgment pose a threat to the stable operation of the Satellite, GE Americom shall have the right to take action it reasonably believes necessary to protect the Satellite, including discontinuance or suspension of operation of the Satellite, the Transponder(s) or any other transponder, without any liability to Customer, except that Customer may ,receive a credit computed as provided in Article 3 hereunder. GE Americom shall give Customer as much notice as practical under the circumstances of any such discontinuance or suspension. If it becomes necessary to discontinue or suspend service on one or more transponders on the Satellite, and operational circumstances allow GE Americom to select the transponder or transponders to be discontinued or suspended, GE Americom will make such selection in Reverse Contract Order, without distinction for purposes of this Section, between the Satellite's C-band and Ku-band payloads.

ARTICLE 6. INDEMNIFICATION

     Customer will indemnify and hold harmless GE Americom, General Electric Company, and any affiliates of either entity, from and against all loss, liability, cost, expenses and damages of any nature (including, but not limited to, attorney fees and to the extent permitted by law, any fines and penalties) based on third party claims (including those of Customer's Designees) arising out of, resulting from or in connection with any failure to provide Service or any use of Service provided hereunder.

ARTICLE 7. WARRANTY DISCLAIMER; LIMITATION OF LIABILITY

A.  Warranty Disclaimer. No warranties, express, -implied, or statutory,
    -------------------
including any warranty of merchantability or fitness for a particular purpose, apply to Service provided hereunder or the equipment and facilities used to provide Service. The conveying by GE Americom of proprietary information or other information to Customer shall in no way alter this disclaimer.

B.  Limitation of Liability. As a material condition of entering into this
    -----------------------
Agreement at the price specified herein, and in regard to any and all causes arising out of or relating to this Agreement, including but not limited to claims of negligence, breach of contract or warranty, failure of a remedy to accomplish its essential purpose or otherwise, Customer agrees that, GE Americom's, General Electric Company's and their affiliates' entire liability shall not exceed in the aggregate, the greater of (i) the MRC paid by Customer to GE Americom for Service in the month preceding the event that is the cause of liability plus any credits or refunds that are due under this Agreement, or (ii)
[   ***   ].

*** Confidential Treatment Requested

     Customer agrees that in no event shall GE Americom General Electric Company, or affiliated companies of either entity or the manufacturer or launch service provider of the Satellite be liable for (i) any indirect, incidental, consequential, punitive, special or other similar damages (whether in contract, tort [including negligence], strict liability or under any other theory of liability), including but not limited to, loss of actual or anticipated revenues or profits, loss of business, customers or good will, or damages and expenses arising out of third party claims or (ii) any damages of whatever kind, in the event the GE-3 Satellite is positioned at an orbital location other than as specified in Article 1.A, or the GE-4 Satellite or the Ground Spare, or any other satellite described herein, is not constructed, is delayed in construction, is delayed in launch, is delayed in operation or is positioned at an orbital location other than as specified in Article 1. The foregoing exclusions shall apply even if such party(s) has been advised of the possibility of such damages.

C.  Launch Services. Customer shall have no right of action against the launch
    ---------------
services contractor, its contractors or subcontractors, parties involved in launch activities, other third party customers of the launch services contractor using the same launch, or their respective associates (collectively, the "Launch Third Parties"), for damages for bodily harm (including death) and damage to property suffered by Customer or Customer's associates resulting from the actions of any of the Launch Third Parties in connection with the launch of any satellite. Customer further irrevocably agrees to, and to cause Customer's associates to agree, to a no-fault, no subrogation waiver of liability, and waives the right to make any claims or to instigate any proceedings whether judicial, arbitral, administrative or otherwise, in connection with such claims, against any of the Launch Third Parties, in each case for damages for bodily harm (including death) and damage to property suffered by Customer or Customer's associates resulting from the actions of any of the Launch Third Parties in connection with the launch of any satellite. In the event that one or more associates of Customer (in their capacities as such) shall proceed against any of the Launch Third Parties as a result of bodily harm (including death) or property damage suffered by Customer or Customer's Associates and caused by any of the Launch Third Parties resulting from the actions of any of the Launch Third Parties in connection with the launch, Customer shall indemnify, hold harmless, dispose of any such claim and defend, when not contrary to the governing rules of procedures where the action takes place, each of the Launch Third Parties from any loss, damage, liability or expense, including the fees, expenses and disbursements of counsel, on account of such damage, injury or death, and shall pay all costs and expenses and satisfy all judgments which may be incurred by or rendered against any of the Launch Third Parties in connection with such proceeding. As used herein, the term "associates" means any individuals, corporations, associations or other legal entities which act, directly or indirectly, on behalf of or at the direction of another entity to fulfill the obligations of such other entity, including such other entity's employees, suppliers and subcontractors (when so acting).

ARTICLE 8. CONFIDENTIALITY AND NONDISCLOSURE

A.  Certain Information Regarding Service. Customer hereby agrees not to
    -------------------------------------
disclose to third parties (without the prior written consent of GE Americom) the material terms and conditions of this Agreement (including but not limited to the prices, payment terms, schedules, protection arrangements, and restoration provisions thereof) and all information provided to Customer related to the design and performance characteristics of the Satellite, and any subsystems or components thereof, including the Transponder.

B.  Proprietary Information. To the extent that either party discloses to the
    -----------------------
other any other information which it considers proprietary, said party shall identify such information as proprietary when disclosing it to the other party by marking it clearly and conspicuously as proprietary information. Any proprietary disclosure to either party, if made orally, shall be promptly confirmed in writing and identified as proprietary information, if the disclosing party wishes to keep such information proprietary under this Agreement. Any such information disclosed under this Agreement shall be used by the recipient thereof only in its performance under this Agreement.

     Neither party shall be liable for the inadvertent or accidental disclosure of such information marked as proprietary, if such disclosure occurs despite the exercising of the same degree of care as the receiving party normally takes to preserve and safeguard its own proprietary information (but not less than reasonable care) or if such information (i) is or becomes lawfully available to the public from a source other than the receiving party before or during the period of this Agreement; (ii) is released in writing by the disclosing party without restrictions; (iii) is lawfully obtained by the receiving party from a third party or parties without obligation of confidentiality; (iv) is lawfully known by the receiving party prior to such disclosure; or (v) is at any time lawfully developed by the receiving party completely independently of any such disclosure or disclosures from the disclosing party.

     In addition, neither party shall be liable for the disclosure of any proprietary information which it receives under this Agreement pursuant to judicial action or decree, or pursuant to any requirement of any Government or any agency or department thereof, having jurisdiction over such party, provided,
                                                                       --------
that in the reasonable opinion of counsel for such party such disclosure is
----
required, and provided further that such party to the extent reasonably practical shall have given the other party notice prior to such disclosure.

ARTICLE 9. TERMINATION

A.  Termination. In addition to any rights of termination provided in other
    -----------
Articles of this Agreement, either party may terminate this Agreement by giving the other party written notice thereof in the event: (i) the other party materially breaches this Agreement and fails to cure such breach within thirty
(30) days after receipt of written notice thereof (except that, if Customer fails to pay amounts due hereunder, such cure period shall be reduced to five
(5) business days); or (ii) the other party is unable to perform its obligations as a result of its becoming insolvent or the subject of insolvency proceedings, including without limitation, if the other party is judicially declared insolvent or bankrupt, or if any assignment is made of the other party's property for the benefit of its creditors or if a receiver, conservator, trustee in bankruptcy or other similar officer is appointed by a court of competent jurisdiction to take charge of all or any substantial part of the other party's property, or if a petition is filed by or against the other party under any provision of the Bankruptcy Act now or hereafter enacted, and such proceeding is not dismissed within sixty (60) days after filing; or (iii) an Interruption continues for thirty (30) consecutive days and the sole cause of the Interruption is a force majeure event.

B.  Refunds. In the event of the end of termination by Customer pursuant to this
    -------
Agreement, or in the event of termination by GE Americom pursuant to Article 9.A.(iii) above, Article 4.D. or Article 10.I, GE Americom shall refund any portion of amounts paid by Customer to GE Americom which relate to Service not provided by GE Americom plus any credits that may be due to Customer.

C.  Termination Liability. In the event of termination by GE Americom for
    ---------------------
reasons other than those reasons for termination by GE Americom set forth in
Article 9.B., GE Americom shall be entitled to retain all amounts paid by Customer to GE Americom hereunder, and any credits that may be due to Customer shall be forfeited. In addition, GE Americom in its sole discretion may either elect to (i) pursue any rights and remedies it may have at law, in equity or otherwise or (ii) recover from Customer an amount equal to the net present value (as of the date of such termination) of the remaining unpaid Service charges, computed as if this Agreement remained in effect until the Projected Termination Date, utilizing a discount rate of 8% per annum, plus late charges on such amount from the date of termination until payment in full ("Termination Value"). If GE Americom elects (ii) above and recovers such amount, GE Americom agrees to use reasonable efforts to obtain a qualified replacement customer(s), but shall not be required to obtain a customer(s) for service on the surrendered Transponder(s) before obtaining a customer(s) for any other unused transponder, to obtain any particular customer(s) or to set any particular minimum price in connection with such service. In the case GE Americom does obtain a qualified replacement customer(s), GE Americom thereafter shall pay to Customer ninety-five percent (95%) of the gross proceeds received by GE Americom either (x) from the provision of service to such replacement customer(s) using the Transponder(s) prior to the Projected Termination Date, or (y) from the sale of the Transponder(s) to such replacement customer(s); provided, that in no event shall such payment exceed the Termination Value paid by Customer.

D.  Inability to Regain Transponder. If upon expiration or termination of this
    -------------------------------
Agreement for any reason by either party, GE Americom is unable to regain the use of all, or any part of, the Transponder(s) free and clear of any claims (including, but not limited to, claims of a debtor in bankruptcy) or liens arising as a result of the use of the Transponder(s) by Customer or Customer's Designees, then in addition to all other remedies available to GE Americom pursuant to this Agreement, at law, in equity, or otherwise, Customer shall be obligated, without regard to any such termination or expiration, to continue to pay GE Americom the payments provided for in Article 2.

ARTICLE 10. GENERAL PROVISIONS

A.  Force Majeure. Neither party will be liable to the other by reason of any
    -------------
failure in performance of this Agreement if the failure arises out of acts of God, acts of the other party, acts of government authority, strikes or other labor disturbances, or any other cause beyond the reasonable control of that party.

B.  No Implied License. The provision of services or the conveying of any
    ------------------
information under this Agreement shall not convey any license by implication, estoppel or otherwise, under any patents or other intellectual property rights of Customer or GE Americom, General Electric Company, and their affiliates, contractors and vendors.

C.  No Third Party Rights; No Fiduciary Relationship. Nothing contained in this
    ------------------------------------------------
Agreement shall be deemed or construed by the parties or by any third party to create any rights, obligations or interests in third parties; or to create the relationship of principal and agent, partnership or joint venture or any other fiduciary relationship or association between the parties.

D.  No Waiver; Remedies Cumulative. No waiver, alteration, or modification of
    ------------------------------
any of the terms of this Agreement will be binding unless in writing and signed by both parties. All remedies and rights hereunder and those available in law or in equity shall be cumulative, and the exercise by a party of any such right or remedy shall not preclude the exercise of any other right or remedy available under this Agreement in law or in equity.

E.  Costs and Attorneys' Fees. In addition to all other amounts payable under
    -------------------------
this Agreement, GE Americom shall be entitled to recover from Customer (i) costs of collection of any such amounts, including reasonable attorneys' fees and disbursements and (ii) costs, including reasonable attorneys' fees and disbursements, incurred in seeking to prevent use of Service contrary to the terms of this Agreement.

F.  Governing Law and Jurisdiction. This Agreement shall be construed and
    ------------------------------
enforced in accordance with the laws of the State of New Jersey, excluding its conflicts of law rules. The parties hereby consent to and submit to the exclusive jurisdiction of the federal and state courts located in the State of New Jersey, and any action or suit under this Agreement shall be brought by the parties in any federal or state court established or sitting in the State of New Jersey with appropriate jurisdiction over the subject matter. The parties shall not raise in connection therewith, and hereby waive, any defenses based upon venue, inconvenience of the forum, lack of personal jurisdiction, sufficiency of service of process (as long as notice of such action or suit is furnished in accordance with Article 1.D. hereunder) or the like in any such action or suit.

G.  Statute of Limitations; Jury Waiver. Any action of any kind by either party
    -----------------------------------
arising out of this Agreement must be commenced within two (2) years from the date the right, claim, demand or cause of action shall first arise. Each of the parties hereby irrevocably waives (and agrees not to assert) the right to trial by jury in any such action.

H.  Headings; Severability; Customer Purchase Orders. All titles and headings in
    ------------------------------------------------
this Agreement are for reference purposes only; they will not affect the meaning or construction of the terms of this Agreement. If any part or parts of this Agreement are held to be invalid, the remaining parts of the Agreement will continue to be valid and enforceable. Customer agrees that any purchase order or other similar document that Customer may issue in connection with this Agreement will be for Customer's internal purposes only and, therefore, even if acknowledged by GE Americom, will not in any way add to, subtract from, or in any way modify the terms and conditions of this Agreement.

I.  Assignment. Customer shall not assign or transfer its rights or obligations
    ----------
under this Agreement without GE Americom's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, GE Americom may elect, in lieu of consenting to an assignment, to terminate this Agreement. If GE Americom elects to terminate this. Agreement in accordance with the preceding sentence, it shall so notify Customer within thirty (30) days after receipt of the request for consent to assignment. Immediately thereafter, Customer shall have a period of thirty (30) days within which to (i) accept termination and notify GE Americom of the date on which such termination shall be effective (which date shall be not less than sixty (60) days nor more than one hundred twenty (120) days after the date of such notice from Customer to GE Americom) or (ii) withdraw the request for consent to assignment and continue this Agreement in effect. If Customer does not exercise one of the options stated in the immediately preceding sentence within the applicable time limit, Customer shall be deemed to have exercised the option stated in clause (ii) of such sentence.

ARTICLE 11. DEFINITIONS

     As used in this Agreement:

A. "Business Preemptible Service" or "Business Preemptible Transponder" means a satellite service or transponder that is not entitled to restoration in the event it becomes a Transponder Failure and may be preempted at any time to restore (1) a satellite failure, (2) a Protected Service or Protected Transponder that becomes a transponder failure, (3) any other service or transponder (including a Preemptible Service or Preemptible Transponder) experiencing technical difficulties or interference, or (4) other service offerings of GE Americom or any of its affiliates, including but not limited to, mass move protection, construction and launch delay protection and launch failure protection. In addition, such Business Preemptible Service or Business Preemptible Transponder may be preempted for any other reason (including but not limited to, GE Americom's desire to provide service on such Transponder to another customer) upon five (5) business days notice.

B. "Commercially Operational" means a satellite or a transponder that is capable of carrying communications traffic within the parameters described in the Transponder Performance Specifications, and, in the case of a transponder, all rights of third parties to use a corresponding transponder on a predecessor satellite at the same orbital location have expired. For purposes of this definition, a "corresponding transponder" with respect to a specified transponder on the GE-4 Satellite means a transponder on a predecessor satellite the operation of which would interfere with operation of the specified transponder on the GE-4 Satellite.

C. "End-of-Life" means the date on which, in GE Americom's reasonable judgment, a satellite should be taken out of service because of insufficient fuel.

D.  "Failed Satellite" or "Satellite Failure" means a satellite:

     1. on which one or more of the basic subsystems fail, rendering the use of the satellite for its intended purposes impractical, as determined by GE Americom in its reasonable business judgment, or on which more than one-half of the transponders on the C-band payload or the Ku-band payload are transponder failures; and

     2. that GE Americom has declared a failure. For purposes of this definition, a hybrid satellite with both C-band and Ku-band payloads shall be treated, at GE Americom's option, either (i) as a single satellite or (ii) as though the C-band and Ku-band payloads were located on separate satellites.

E. "Failed Transponder" or "Transponder Failure" means, with respect to any Transponder used to provide service to Customer under this Agreement, any of the following events:

     1. such Transponder fails to meet the Transponder Performance Specifications in any material respect for any period of five (5) consecutive days;

     2. twenty (20) or more creditable Interruptions of fifteen (15) minutes or more in duration shall occur within any ninety (90) consecutive days; or

     3. such Transponder shall fail to meet the Transponder Performance Specifications in any material respect for any period of time under circumstances that make it clearly ascertainable or predictable, based on satellite industry engineering standards, that any failure set forth in Paragraphs 1) or 2) above will occur.

     For purpose of this definition, measurement of periods of failure hereunder shall commence when Customer has vacated its signal to permit verification of the existence of the failure by GE Americom.

F. "Fully Protected Service" or "Fully Protected Transponder" means a satellite service or a transponder that may not be preempted to restore another service or transponder, and if restoration thereof is needed as a result of a satellite failure, or as a result of a transponder failure under circumstances in which no Protection Transponder is available on the satellite on which such satellite service or transponder is located, is entitled to restoration, subject to availability of facilities and to the conditions of the applicable contract, on another satellite.

G. "Ground Spare" means the second satellite of substantially similar design as the Satellite to be constructed for the purpose of providing protection against a Launch Failure of the Satellite.

H. "Interruption" means any period during which a Transponder fails to meet the Transponder Performance Specifications and such circumstances preclude the use of the Transponder for its intended purpose.

I. "Launch Failure" means a satellite failure or transponder failure which occurs after intentional ignition of the launch vehicle and before the satellite becomes Commercially Operational.

J. "Moveable Protected Service" or "Moveable Protected Transponder" means a satellite service or transponder that is entitled to the same protection as a Fully Protected Service or Fully Protected Transponder, as the case may be, except that such service or transponder may be preempted to restore a satellite failure of the GE-2 satellite.

K. "Non-Preemptible Service" or "Non-Preemptible Transponder" means a satellite service or a transponder on which such service is provided that may not be preempted to restore another service or transponder and that is not itself entitled to be restored by preempting a Preemptible Service.

1) "Preemptible Service" or "Preemptible Transponder" means a satellite service or transponder that is not entitled to restoration in the event it becomes a Transponder Failure and may be preempted at any time to restore (1) a satellite failure, (2) a Protected Service or Protected Transponder that becomes a transponder failure, or (3) other service offerings of GE Americom or any of its affiliates, including but not limited to, mass move protection, construction and launch delay protection and launch failure protection.

J. "Protected Service" or "Protected Transponder" means a service or transponder that is entitled to preempt a Preemptible Service or Preemptible Transponder.

K. "Protection Transponder" means a Replacement Transponder or Preemptible Transponder used to restore a Protected Service.

L. "Replacement Date" means the date on which a successor satellite to the Satellite or to the Ku-band payload of the Satellite is made capable of carrying communications traffic at the orbital location to which the Satellite is assigned. Unless GE Americom commits to continue to provide service pursuant to this Agreement on the successor satellite, such Replacement Date shall not occur prior to twelve (12) months before GE Americom's good faith estimate of the End-of-Life of the Satellite.

M. "Replacement Transponder" means a spare transponder amplifier and its associated components, which is accessible for purposes of providing restoration and which is capable of carrying communications traffic within the parameters as described in the transponder performance specifications for the transponder to be restored.

N. "Reverse Contract Order" means, as to each service or transponder on the Satellite, in order from the latest date on which a binding agreement for the taking of such service has been executed by both a customer and GE Americom, to the earliest such date. If Reverse Contract Order is to be determined among more than one class of service, first in order from the latest such date to the earliest such date among Business Preemptible Services, second in such order among Preemptible Services, third in such order among Non-Preemptible Services, fourth in such order among Transponder Protected Services and last in such order among Fully Protected Services. Notwithstanding the foregoing, any service being provided to the United States government or any department or agency thereof, whether through a prime contract or a subcontract, shall be deemed to have an earlier date of binding agreement than Customer hereunder.

O. "Satellite" means, as applicable, the communications spacecraft designated GE-3, GE-4 (or the Ground Spare or Restoration Satellite), or GE-5, as the case may be. When used in the lower case, "satellite" means a domestic communications satellite operating in Ku-band.

P. "Transponder" means a Ku-band radio frequency transmission channel on the Satellite, having a nominal bandwidth of 36 MHz, used to provide service to Customer pursuant to the terms of this Agreement. Customer acknowledges and agrees that due to circumstances including but not limited to the characteristics of Customer's traffic, Customer's ground segment configuration, and the characteristics of traffic on cross polarized transponders on the Satellite and of carriers on satellites in proximity to the Satellite, the entire 36 MHz of the Transponder may not be usable by Customer for the operation of all types of carriers. When used in the lower case, "transponder" means a Ku-band radio frequency transmission channel on a communications satellite.

     This Agreement contains the complete and exclusive understanding of the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements between the parties with respect thereto. To the extent that any Attachment may be inconsistent with the text of the Agreement, the text of the Agreement shall control.

Skycache, Inc.                        GE American Communications, Inc.,
                                      as agent for GE Capital Europe Limited

By:/s/ Robert M. Dunham               By:/s/  Andreas Georghiou
   ----------------------                --------------------------------------
       (Signature)                              (Signature)

Name:Robert M. Dunham                 Name:Andreas Georghiou
     --------------------                  ------------------------------------
      (Typed or Printed Name)               (Typed or Printed Name)

Title:CFO                             Title:SVP, Global Satellite Svcs
      -------------------                   -----------------------------------

Date:11/1/99                          Date:11/2/99
     --------------------                  ------------------------------------

                                                                   ATTACHMENT A1




                    TRANSPONDER PERFORMANCE SPECIFICATIONS
                    --------------------------------------


The following technical specifications* will be met by Ku-band Transponders on GE-3, as measured at GE Americom's control stations in Vernon Valley, New Jersey and South Mountain, California.




                            DOWNLINK                        UPLINK**
      LOCATION             EIRP (dBW)                FLUX TO SATURATE (dBW/m2)
      --------             ----------                -------------------------

Vernon Valley, NJ              46.0                          -85.0

South Mountain, CA             46.0                          -85.0

                                    **(with Flux Control Attenuator set to 6 dB)



In addition, cross-polarization isolation (indicating the maximum level that a signal in the corresponding cross-polarized transponder will appear as an interfering carrier in the desired transponder) will be a minimum of 30 dB, as measured at either South Mountain or Vernon Valley for the same flux control attenuator setting in both transponders. This includes the contributions of the spacecraft and the antennas at either location.




*Measurement accuracy is +2.0 dB. For example, a value measured at Vernon Valley greater than 44.0 dBW, shall constitute compliance with the Vernon Valley EIRP specification. A flux to saturate value more sensitive than -83 dBW/m2 measured at Vernon Valley shall constitute compliance with the Vernon Valley FTS specification.

                                                                   ATTACHMENT A2




                    TRANSPONDER PERFORMANCE SPECIFICATIONS
                    --------------------------------------



The following technical specifications* will be met by Ku-band Transponders on GE-4, as measured at GE Americom's control stations in Vernon Valley, New Jersey and South Mountain, California.




                            DOWNLINK                        UPLINK**
      LOCATION             EIRP (dBW)                FLUX TO SATURATE (dBW/m2)
      --------             ----------                -------------------------

Vernon Valley, NJ             46.0                           -85.0

South Mountain, CA            45.0                           -85.0

                                  **(with Flux Control Attenuator set to 6 dB)



In addition, cross-polarization isolation (indicating the maximum level that a signal in the corresponding cross-polarized transponder will appear as an interfering carrier in the desired transponder) will be a minimum of 30 dB, as measured at either South Mountain or Vernon Valley for the same flux control attenuator setting in both transponders. This includes the contributions of the spacecraft and the antennas at either location.




*Measurement accuracy is +2.0 dB. For example, a value measured at Vernon Valley greater than 44.0 dBW, shall constitute compliance with the Vernon Valley EIRP specification. A flux to saturate value more sensitive than -83 dBW/m2 measured at Vernon Valley shall constitute compliance with the Vernon Valley FTS specification.

                                                                    ATTACHMENT B






                          GE AMERICAN COMMUNICATIONS


                             COMMERCIAL OPERATIONS


                              SYSTEMS USERS GUIDE


                                  JANUARY Y2K






--------------------------------------------------------------------------------

                             This guide supersedes

                   COMMERCIAL OPERATIONS SYSTEM USERS GUIDE

                                 NOVEMBER 1998

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS



                                                                            Page
                                                                            ----

1.       Scope                                                                1

2.       Applicable Documents                                                 1

3.       Business Interface                                                   1

4.       Technical Operations Interface                                       1

5.       Technical Operation Parameters                                       2

6.       Earth Station Requirements                                           2

7.       Box Centers and Antenna Alignments                                   4

8.       Spacecraft Performance                                               4

9.       Spacecraft Access                                                    4

10.      Single Channel Per Carrier (SCPC) Traffic                            6

11.      Spacecraft Reconfiguration                                           7

12.      Good Nights                                                          7

13.      Trouble Reporting                                                    7

Appendix A - GE Americom Transmission Standards                               9
         Figure 1 - C-3, C-4, C-5, GE-2 & GE-4 C-band Frequency Plan         10
         Figure 2 - C-1, GE-1 and GE-3 C-band Frequency Plan                 11
         Figure 3 - GE-1 & GE-3 Ku-band Frequency Plan                       12
         Figure 4 - GE-4 Ku-band Frequency Plan                              13
         Figure 5 - GE-2 Ku-band Frequency Plan                              14
         Figure 6 - K-2 Frequency Plan                                       15
         Figure 7 - GE-5 Frequency Plan                                      16
         Figure 8 - Full Transponder Video Transmission Parameters           17
         Figure 9 - 54 MHz Ku-band Half Transponder Video Transmission
                           Parameters                                        18

                                                                            Page
                                                                            ----

Appendix B - GSTAR Transmission Standards                                    19
         Figure 1 - GSTAR 4 Frequency Plan                                   20
         Figure 2 - GSTAR-4 Video Transmission Parameters                    21
         Figure 3 - 54 MHz Ku-band Half Transponder Video Transmission
                           Parameters                                        22

Appendix C - GE Americom Spacecraft Beacon Frequencies                       23

GE Americom Summary                                                          24

1.   Scope
     -----

     This document outlines the technical requirements and procedures for use of the spacecraft operated by GE Americom. The GE Spacecraft offer excellent performance; however, the users must adhere to Americom technical standards in order to insure optimum performance for themselves and other users.

2.   Applicable Documents
     --------------------

     The document listed below forms a part of this document to the extent specified herein:

         FCC Rules and Regulations, Part 25, Satellite Communication, paragraph #209, "Antenna Performance Standards."

3.   Business Interface
     ------------------

     Arrangements for full-time service on or purchase of full or partial transponders on Americom's satellites should be made through GE Americom's Headquarters in Princeton, New Jersey:

      .  Broadcast, Cable and Business Services               (609) 987-4246
      .  Communications Services                              (609) 987-4003

     Arrangements for Video transmission on a part-time or occasional use can be made through the Customer Service Center also located at GE Americom's
     Headquarters:

      .  Nationwide                 (800) 752-7755 or (800) 732-3273 (SNG Users)
      .  Facsimile                  (609) 987-4445
      .  Telex                      239811
      .  Princeton, New Jersey      (609) 987-4144

4.   Technical Operations Interface
     ------------------------------

     The primary technical operations interface for spacecraft users is the GE Americom Technical Operations Center (TOC) located in Vernon Valley, New
     Jersey:

      .  Nationwide                         (800) 255-6122
      .  Vernon Valley, New Jersey          (973) 827-9400
      .  Facsimile                          (973) 827-8584

     Checking of cross-polarization isolation and transmission parameters will be conducted by either the Vernon Valley TOC or GE Americom's South Mountain Earth Station after access is cleared.

     The acquisition of the GSTAR and Spacenet fleet has provided GE Americom with additional spacecraft resources and additional TOC facilities. The Vernon Valley TOC will remain as the primary technical operations center for most spacecraft users. For those users on GE-3, GE-4, GSTAR 4 and GE-5 or K-2 spacecraft access should be coordinated through GE Americom's TOC located in Woodbine, Maryland:

      .  Nationwide                                  (800) 772-2363
      .  Woodbine, Maryland                          (410) 549-4381
      .  Facsimile                                   (410) 549-4388

5.   Technical Operation Parameters
     ------------------------------

     Appendix A contains the standard parameters for video and audio transmission using the Satcom spacecraft. Appendix B contains the standard parameters for using the GSTAR spacecraft. If a customer requires transmission parameters other than those specified in Appendix A or Appendix B, approval must be obtained from GE Americom. The proposed transmission parameters will be reviewed to assure that they will not cause unacceptable degradation or interference to other traffic on the spacecraft or on other spacecraft.

6.   Earth Station Requirements
     --------------------------

     Earth stations accessing the GE Americom spacecraft shall meet the requirements contained in the following subparagraphs. GE Americom reserves the right to physically inspect the earth station site to insure compliance with these requirements.

     a) The earth station shall be under the control of trained technicians at all times. The telephone number of the control point for the earth station shall be on file with GE Americom's TOC. This control point shall have the ability and the authority without reference to other management to cease transmission at any time if directed by GE Americom.

     b)  The earth station antenna shall conform to the FCC sidelobe pattern of:

           1(Degree) Less than (theta) Less than or equal to 7(Degree), 29 - 25 log (theta), dBi

           7(Degree) Less than (theta) Less than or equal to 9.2(Degree), + 8 dBi

           9.2(Degree) Less than (theta) Less than or equal to 48(Degree), 32 - 25 log (theta) dBi

           48(Degree) Less than (theta) Less than or equal to 180(Degree), -10 dBi

     c) Antennas not meeting this pattern shall be identified to the TOC and conditionally accepted on a case-by-case basis.

         The system polarization isolation as measured by GE Americom shall be 29 dB (transmit antenna, spacecraft, receive antenna) or better. The uplink facilities shall be capable of maintaining this minimum isolation at all times. Periodic checks will be made by GE Americom to insure compliance.

     d) The maximum uplink power from a customer's earth station shall be monitored and approved by GE Americom. Only sufficient power to saturate the TWTA transponders or establish the optimum operating point for SSPA transponders shall be used. This may be 77 dBW or less, but in no event greater than 84 dBW in the contiguous 48 states for nine meter or larger antennas, and no more than 26.5 dBW into the feed for antennas smaller than 9 meters for C-band and 27 dBW into the feed for Ku-band antennas smaller than 5 meters.

     e) For Ku-band transponders, saturation shall only be determined with the transponder in LINEAR mode. For Ku-band half transponder operation, the optimum backed-off operating point must be accurately determined to insure equal power sharing between customers and an acceptable level of intermodulation products. Section 9 contains the method for determining the operating point for half transponder operation. Once determined, half transponder customers shall not adjust power without coordination with the TOC.

     f) The TOC will assist the customer in assuring correct power settings. Once determined, the customer shall keep a record in the station log of the power settings for each transponder and type of service. If the station configuration is changed in any way that affects uplink EIRP, the TOC shall be contacted and arrangements made for GE Americom to work with the customer and reestablish operating parameters.

     g) An Energy Dispersal Frequency (EDF) shall be applied to TV carriers so that a 30 Hz triangular baseband waveform causes a 1 MHz peak RF deviation when no video baseband signal is present.

     h) Modulators with offset center frequencies which result in an asymmetrical distribution of power around the assigned center frequency shall not be used in the GE Americom system; i.e. SA7550 Exciter in SYNC REF AFC MODE.

     i) GE Americom recommends that all customers transmitting television programming include Vertical Interval Test Signals (VITS) as part of their transmissions. It is recommended that an FCC or NTC Combination and an FCC or NTC Composite be transmitted. This allows GE Americom to assist customers in the event of transmission problems. The TOC has video and audio measurement capability on all transponders in the GE Americom system.

     j) The TOC requires the capability to monitor unscrambled video of all GE Americom customers. For occasional or short-term customers, the TOC will provide the address to be authorized by the customer for either VideoCipher or B-MAC descramblers. For Occasional Video "Until Further Notice" (UFN) customers transmitting more than 20 hours a week in the GE Americom system, it is recommended that the customer shall supply a descrambler to the TOC at no cost to GE Americom.

     k) Customers having transportable earth stations must meet all of the requirements noted above. In addition, the customer must supply to the TOC the station FCC authorization ID, date of grant and antenna model and manufacturer.

     l) In accordance with Section 25.308 of FCC Rules, all satellite video uplink transmissions must be equipped with an automatic transmitter identification system (ATIS). Uplink equipment manufactured on or after
                                       ----------------------------------------
         March 1, 1991 shall use the FCC-specified subcarrier based ATIS
         -------------
         approach. The ATIS signal shall be a separate subcarrier which is automatically activated whenever any RF emissions occur. The encoder shall be integrated into the uplink transmitter chain in a method that cannot easily be defeated. Uplink equipment manufactured before March
                                    ------------------------------------------
         1, 1991 will be permitted to use either the FCC subcarrier based ATIS
         -------
         or the SID-AMOL vertical blanking interval ATIS used by some uplinkers prior to March 1, 1991.

         Video uplink transmissions not having automatic transmitter identification will be reported to the FCC.

7.   Box Centers and Antenna Alignments
     ----------------------------------

     All geosynchronous spacecraft move about in latitude, longitude and altitude within their defined stationkeeping box. GE Americom maintains its C-band spacecraft within plus or minus 0.1(Degree) (+/-45 miles) in latitude and longitude and the Ku-band spacecraft within plus or minus 0.05(Degree). In practice, they are actually maintained much closer than this. Periodically, the spacecraft is exactly (+/-.005(Degree)) in the center of the box. The dates and times of these box centers are announced on a recording:

          .        Nationwide                 (800) 526-4214

     These box center opportunities should be utilized to align non-tracking earth station antennas on a particular spacecraft in azimuth, elevation and polarization. A spectrum analyzer or other device responding to signal levels can be used to peak up the antenna. This assures optimum system performance no matter where the spacecraft is in the box. Once correctly adjusted and tightened down, the antenna should not have to be adjusted again in azimuth and elevation unless it is moved or damaged. Polarization may have to be optimized by the TOC when a carrier is first transmitted.

8.   Spacecraft Performance
     ----------------------

     Each of the Satcom spacecraft have slightly different geographical coverage and uplink and downlink performance. For information on specific transponder performance (EIRP/FTOP) or geographic coverage information, contact GE Americom's Manager, Customer and Technical Services at (609) 987-4191.

9.   Spacecraft Access
     -----------------

     Access to a GE Americom satellite transponder is arranged by calling the Technical Operations Center (TOC). The TOC must determine that the request is valid and authorized.

     The validation process will be expedited for Occasional Video Service by using the Confirmation Number. For Occasional Video Services the Confirmation Number is provided by the Customer Service Center at the time the order for service is placed. The Confirmation Number, which is also used for billing purposes, can be obtained by calling the Customer Service Center at (800) 752-7755 or (800) 732-3273 (SNG Users).

     The procedure for accessing a GE Americom spacecraft is as follows:

     a) The earth station shall be aligned on the spacecraft and the uplink equipment aligned on the correct frequency and polarization in accordance with the requirements of Appendix A or Appendix B.

     b) The customer earth station shall call the TOC, identify their company name and transmit city location and request access to the particular spacecraft and transponder. The TOC will determine that the request is valid for the customer.

     c) The TOC will monitor the downlink of the transponder being accessed and direct the customer to transmit a CW clean (no modulation) carrier. When the carrier is up, the TOC will verify the power operating point and polarization isolation. If they are not correct, the TOC will assist the customer earth station in optimizing the transmission. When optimized, the TOC will direct that modulation be applied and will check for correct deviation. If all parameters are within spec, the customer will be notified that the transmission is acceptable, the technicians will exchange initials and both activities will log the event. If the earth station cannot meet transmission requirements, the TOC will direct the carrier to be taken down until the problem can be corrected.

     d) For half transponder video, the procedure is similar to that in 9.c. above, except that it will vary depending on whether another carrier is operating in the transponder.

     e) If there is not another carrier in the transponder, the TOC will direct the customer to bring up his CW carrier and raise power until saturation is achieved. The carrier power will then be backed-off to achieve 3 dB output backoff as measured in downlink EIRP. This will equate to approximately an 8 dB reduction in uplink power. If the customer does not have enough power to saturate the transponder, special arrangements can be made to provide a saturated CW reference carrier. This will allow the customer to establish the proper power operating point. Special requests such as this must be made in advance during the initial contact with the TOC.

     f) If the customer is the second station accessing the transponder, he will be asked to bring up a CW carrier slowly until the signal matches the downlink EIRP of the first carrier as measured on the spectrum analyzer in 3 MHz resolution BW mode with a 1 MHz video filter. When both uplink carriers are equal in power, each of the downlink carriers will be approximately 5 dB below a single saturated carrier.

     g) In all cases, after the operating point is determined, modulation will be applied to the carrier and the transmitter power settings should be noted and entered in the user's station log. If possible, a power meter on the transmitter output coupler should be used for higher accuracy because front panel meters may vary, particularly at the lower power levels.

     h) Some customers sequentially time-share transponders and transition by an uplink hot switch. The two customers shall coordinate the exact time of the hot switch in advance. The uplink preparing to transmit shall coordinate access through the TOC prior to the switch time and shall be on-line with GE Americom at the time of the switch.

     i) The customer may continue to operate his carrier within the previously agreed schedule as long as the carrier remains within the technical requirements. If the carrier exceeds tolerances or is causing interference to other users of the spacecraft or to other spacecraft, the TOC shall direct that the transmission cease immediately. The customer shall insure that duty staff have standing authorization to respond to such requests without referral to other authorities. The customer shall cease transmission until the problem is corrected. Before resuming transmission, the customer must contact the TOC to verify that the problem has been resolved.

10.  Single Channel Per Carrier (SCPC) Traffic
     -----------------------------------------

     Special considerations must be observed for SCPC traffic in addition to those contained in the access procedures in Section 9. Since a large number of carriers share the available bandwidth and power of the transponder, any change to assigned allocations can affect all traffic in the transponder. When an order is accepted by GE Americom for SCPC service, the allowable power and bandwidth that may be used by the customer is precisely specified. It is very important that SCPC power level, center frequency and deviation must not be made by the user without coordination with GE Americom's TOC. Uncoordinated adjustment of carrier parameters can cause interference and degradation of service to other communications in the transponder.

     Some customers are given a percent of total transponder power and bandwidth or are assigned a specific power level to be used within a specific frequency range. These customers are responsible for insuring that their individual carriers do not exceed their contracted allocations or cause interference to other customers. GE Americom will conduct sweeps of the transponder to check power and bandwidth assignments.

     As an aid to setting and checking SCPC power levels, there are 10 dBW unmodulated reference carriers transmitted by GE Americom on the following transponders with their respective frequencies:

                                                   Downlink Frequency
                                                   ------------------

         Satcom GE-1, transponder 2K                    11739.7 MHz
         Satcom GE-2, transponder 14C                   3995.95 MHz
         Satcom C-5, transponder 3                      3753.95 MHz
         Satcom C-5, transponder 17                     4050.20 MHz
         Satcom C-5, transponder 21                     4121.00 MHz

     When using these reference carriers for comparison, the carrier under test must be unmodulated.



11.  Spacecraft Reconfiguration
     --------------------------

     Some spacecraft have the capability to be reconfigured for different input attenuation, operation in LINEAR or LIMITER mode and/or downlink beam switching. The procedure for spacecraft reconfiguration is as follows:

         - The customer shall supply to the TOC a written list of the persons in their organization authorized to request the reconfigurations allowed in their contract.

         - These persons may contact the TOC and request a reconfiguration. The TOC will validate the request and pass it on to the TT&C controlling the spacecraft. Depending on other critical operations in progress, the TT&C will accomplish the reconfiguration as soon as possible and notify the TOC who will in turn notify the customer.

         - Changes from LINEAR to LIMITER or vice versa or changes to input attenuators may be requested. Switching input attenuators to 3 dB or less requires approval from GE Americom's Manager, Customer and Technical Services.

12.  Good Nights
     -----------

     All customers are requested to notify GE Americom's Technical Operations Center (TOC) when they have completed transmission to a spacecraft. For Occasional Services, the transmission should be completed by the firm Good Night time contained in the order for service. This is especially important since billing is based on the Start and Good Night times specified in the order for the Occasional Services.

     If an Occasional Service transmission is not completed by the scheduled Good Night time, the TOC will contact the uplinker and request that the transmission immediately cease. If no other user is scheduled for transmission following the previously scheduled Good Night time, the TOC will allow the uplinker to authorize a change to the ordered Good Night time to allow continued transmission. The customer will then be billed according to the revised Good Night Time.

     In the event of a schedule conflict, GE Americom's policy is to give transmission priority to the user who has scheduled a Start time rather than the prior user who has not completed transmission by the scheduled Good Night time. Thus, Occasional Service users must use care when defining the Good Night time for a particular event.

13.  Trouble Reporting
     -----------------

     Customers should immediately report any instances of interference to their transmissions to the TOC. The TOC will assist in trying to identify the source of interference and will contact any likely potential interferers. It should be recognized, however, that it is sometimes very difficult to identify the source of interference. The TOC has a video tape recorder on-line ready to record any interference whether for investigative purposes or criminal prosecution. The TOC routinely reports all interference incidents to the FCC.


     Suspected degradation or outages in the space segment shall be reported to the TOC, which will coordinate investigation of the problem and testing. Suspected degradation of transponder performance may require the customer to release the transponder at a mutually acceptable time to allow GE Americom time for performance testing.

     Please note that for purposes of billing credit for service outages, the length of the interruption is measured from the time the customer notifies the TOC of the interruption to the time when the customer is notified of the return to service by the TOC.

     In the event it becomes necessary to escalate service problems beyond the primary level, the customer is afforded the opportunity to contact GE Americom managerial personnel for assistance in resolving any problem:

     Second Level:  Manager (Vernon Valley)               Team Leader (Woodbine)
     ------------   Jeff Watts                            Luis Jimenez
                    (973) 827-9400                        (410) 549-4382

     Third Level:   Manager, Customer Services and Operations
     -----------    Bud Warner
                    (609) 987-4186

     Fourth Level:  Vice President, Terrestrial Systems & Operations
     ------------   Michael Noon
                    (609) 987-4335

     Fifth Level:   Senior Vice President and General Manager
     -----------    Engineering & Operations
                    Walter Braun
                    (609) 987-4172

                                  APPENDIX A

                        AMERICOM TRANSMISSION STANDARDS
                        -------------------------------


Frequency and Polarization Plans
--------------------------------

The frequency and polarization plans used on the Satcom C- and Ku-band spacecraft are shown in Figures 1, 2, 3, 4, 5 and 6.

Video/Audio Modulation Parameters
---------------------------------

Full Transponder - Full transponder standard parameters are contained in Figure
                   7. Parameters are for C-band and are optional for Ku-band.

Half Transponder - Half transponder standard parameters are contained in Figure
                   8. These are applicable to operation on the 54 MHz Ku-band transponders.

                                   Figure 1

              C-3, C-4, C-5, GE-2 and GE-4 C-BAND FREQUENCY PLAN*
              ---------------------------------------------------

                                    Uplink
                                    ------

      5945  5985  6025  6065  6105  6145  6185  6225  6265  6305  6345  6385
H Pol [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]
       1     3     5     7     9     11    13    15    17    19    21    23

      5965  6005  6045  6085  6125  6165  6205  6245  6285  6325  6365  6405
V Pol [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]
       2     4     6     8     10    12    14    16    18    20    22    24

                                   Frequency

                                   Downlink
                                   --------

      3720  3760  3800  3840  3880  3920  3960  4000  4040  4080  4120  4160
V Pol [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]
       1     3     5     7     9     11    13    15    17    19    21    23

      3740  3780  3820  3860  3900  3940  3980  4020  4060  4100  4140  4180
H Pol [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]
       2     4     6     8     10    12    14    16    18    20    22    24

                                   Frequency

*All C-band transponders have 36 MHz bandwidth.

                                   Figure 2

                   C-1, GE-1 and GE-3 C-BAND FREQUENCY PLAN*
                   ----------------------------------------

                                    Uplink
                                    ------

      5945  5985  6025  6065  6105  6145  6185  6225  6265  6305  6345  6385
V Pol [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]
       1     3     5     7     9     11    13    15    17    19    21    23

      5965  6005  6045  6085  6125  6165  6205  6245  6285  6325  6365  6405
H Pol [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]
       2     4     6     8     10    12    14    16    18    20    22    24

                                 Frequency MHz

                                   Downlink
                                   --------

      3720  3760  3800  3840  3880  3920  3960  4000  4040  4080  4120  4160
H Pol [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]
       1     3     5     7     9     11    13    15    17    19    21    23

      3740  3780  3820  3860  3900  3940  3980  4020  4060  4100  4140  4180
V Pol [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]  [__]
       2     4     6     8     10    12    14    16    18    20    22    24

                                 Frequency MHz


*All C-band transponders have 36 MHz bandwidth.

                                   Figure 3

                     GE-1 and GE-3 Ku-BAND FREQUENCY PLAN*
                     ------------------------------------


                                    Uplink
                                    ------

      14020 14060 14100 14140 14180 14220 14260 14300 14340 14380 14420 14460
V Pol [___] [___] [___] [___] [___] [___] [___] [___] [___] [___] [___] [___]
        1     3     5     7     9     11    13    15    17    19    21    23

      14040 14080 14120 14160 14200 14240 14280 14320 14360 14400 14440 14480
H Pol [___] [___] [___] [___] [___] [___] [___] [___] [___] [___] [___] [___]
        2     4     6     8     10    12    14    16    18    20    22    24

                                 Frequency MHz

                                   Downlink
                                   --------

      11720 11760 11800 11840 11880 11920 11960 12000 12040 12080 12120 12160
H Pol [___] [___] [___] [___] [___] [___] [___] [___] [___] [___] [___] [___]
        1     3     5     7     9     11    13    15    17    19    21    23

      11740 11780 11820 11860 11900 11940 11980 12020 12060 12100 12140 12180
V Pol [___] [___] [___] [___] [___] [___] [___] [___] [___] [___] [___] [___]
        2     4     6     8    10    12    14    16    18    20    22    24

                                 Frequency MHz


*All Ku-band transponders have 36 MHz bandwidth.

                                   Figure 4

                         GE-4 Ku-BAND FREQUENCY PLAN*
                         ---------------------------



                                           Uplink
                                           ------

        13875   13955   14020 14060 14100 14140 14180 14220 14260 14300 14340 14380 14420 14460
H Pol  [_____] [_____]  [___] [___] [___] [___] [___] [___] [___] [___] [___] [___] [___] [___]
         25      27       1     3     5     7     9     11    13    15    17    19    21    23

        13875   13955   14040 14080 14120 14160 14200 14240 14280 14320 14360 14400 14440 14480
V Pol  [_____] [_____]  [___] [___] [___] [___] [___] [___] [___] [___] [___] [___] [___] [___]
         26      28       2     4     6     8     10    12    14    16    18    20    22    24

        Extended                      Frequency MHz

                                           Downlink
                                           --------

        11575   11655   11720 11760 11800 11840 11880 11920 11960 12000 12040 12080 12120 12160
V Pol  [_____] [_____]  [___] [___] [___] [___] [___] [___] [___] [___] [___] [___] [___] [___]
         25      27       1     3     5     7     9     11    13    15    17    19    21    23

        11575   11655   11740 11780 11820 11860 11900 11940 11980 12020 12060 12100 12140 12180
H Pol  [_____] [_____]  [___] [___] [___] [___] [___] [___] [___] [___] [___] [___] [___] [___]
         26      28       2     4     6     8     10    12    14    16    18    20    22    24

                                      Frequency MHz

* All FSS Ku-band transponders (1-24) have 36 MHz bandwidth.
  All Extended Ku-band transponders (25-28) have 72 MHz bandwidth.

                                   Figure 5

                         GE-2 Ku-BAND FREQUENCY PLAN*
                         ---------------------------

                                    Uplink
                                    ------

      14020 14060 14100 14140 14180 14220 14260 14300 14340 14380 14420 14460
H Pol [___] [___] [___] [___] [___] [___] [___] [___] [___] [___] [___] [___]
        1     3     5     7     9     11    13    15    17    19    21    23

      14040 14080 14120 14160 14200 14240 14280 14320 14360 14400 14440 14480
V Pol [___] [___] [___] [___] [___] [___] [___] [___] [___] [___] [___] [___]
        2     4     6     8     10    12    14    16    18    20    22    24

                                 Frequency MHz

                                   Downlink
                                   --------

      11720 11760 11800 11640 11880 11920 11960 12000 12040 12080 12120 12160
V Pol [___] [___] [___] [___] [___] [___] [___] [___] [___] [___] [___] [___]
        1     3     5     7     9     11    13    15    17    19    21    23

      11740 11780 11820 11860 11900 11940 11980 12020 12060 12100 12140 12180
H Pol [___] [___] [___] [___] [___] [___] [___] [___] [___] [___] [___] [___]
        2     4     6     8    10    12    14    16    18    20    22    24

                                 Frequency MHz


*All Ku-band transponders have 36 MHz bandwidth.

                                   Figure 6

                              K-2 FREQUENCY PLAN*
                              ------------------

                                    Uplink
                                    ------

        14029    14088    14147    14206    14265    14324    14383    14442
V Pol  [_____]  [_____]  [_____]  [_____]  [_____]  [_____]  [_____]  [_____]
          1        3        5        7        9        11       13       15

       14058.5  14117.5  14176.5  14235.5  14294.5  14353.5  14412.5  14471.5
H Pol  [_____]  [_____]  [_____]  [_____]  [_____]  [_____]  [_____]  [_____]
          2        4        6        8        10       12       14       16

                                 Frequency MHz

                                   Downlink
                                   --------

        11729    11788    11847    11906    11965    12024    12083    12142
H Pol  [_____]  [_____]  [_____]  [_____]  [_____]  [_____]  [_____]  [_____]
          1        3        5        7        9        11       13       15

       11758.5  11817.5  11876.5  11935.5  11994.5  12053.5  12112.5  12171.5
V Pol  [_____]  [_____]  [_____]  [_____]  [_____]  [_____]  [_____]  [_____]
          2        4        6        8        10       12       14       16

                                 Fequency MHz


*All transponders are 54 MHz bandwidth

                                   Figure 7

                             GE-5 FREQUENCY PLAN*
                             -------------------

                                    Uplink
                                    ------

        14030   14091   14152   14213   14274   14335   14396   14457
H Pol  [_____] [_____] [_____] [_____] [_____] [_____] [_____] [_____]
          1       3       5       7       9       11      13      15

        14043   14104   14165   14226   14287   14348   14409   14470
V Pol  [_____] [_____] [_____] [_____] [_____] [_____] [_____] [_____]
          2      4       6       8       10      12      14      16

                                 Frequency MHz

                                   Downlink
                                   --------

        11730   11791   11852   11913   11974   12035   12096   12157
V Pol  [_____] [_____] [_____] [_____] [_____] [_____] [_____] [_____]
          1       3       5       7       9       11      13      15

        11743   11804   11865   11926   11987   12048   12109   12170
H Pol  [_____] [_____] [_____] [_____] [_____] [_____] [_____] [_____]
          2       4       6       8       10      12      14      16

                                 Frequency MHz


* All transponders are 54 MHz bandwidth.

                                   Figure 8

                FULL TRANSPONDER VIDEO TRANSMISSION PARAMETERS
                ----------------------------------------------

Video Test Tone Frequency                               f\\vt\\         =               761.6 KHz

Video Test Tone Peak Deviation                          (DELTA)F\\vt\\  =               10.75 MHz

Video Test Tone Level for Bessel Null                   L\\vb\\         =              -13.15 dBm

Video Test Tone Level for Test (1 Vp-p)                 L\\vt\\         =                 2.2 dBm

Energy Dispersal Frequency                              f\\ed\\         =                   30 Hz

Energy Dispersal Peak Deviation                         (DELTA)F\\ed\\  =                   1 MHz

Energy Dispersal Level                                  L\\ed\\         =              -18.41 dBm

Nominal Program Audio Subcarrier Frequency              f\\SC\\         =                 6.8 MHz

Subcarrier Peak Deviation on Main Carrier               (DELTA)F\\SC\\  =                   2 MHz

Audio Test Tone Frequency                               f\\at\\         =                   1 KHz

Audio Test Tone Level at Input to Exciter
     (APL across 600 Ohms)                              L\\at\\         =                 0.0 dBm

Audio Test Tone Peak Deviation for Average Program
     Level (APL)                                        (DELTA)F\\at\\  =                  75 KHz

Audio Test Tone Peak Program Level (PPL)                L\\apt\\        =               +10.0 dBm

Audio Peak Deviation at PPL                             (DELTA)F\\apd\\ =                 237 KHz

Audio Test Tone Level (1 KHz) for First Bessel Null
     (to result in F\\at\\)                             L\\ab\\         =              -29.88 dBm


NOTE:
----

     A. All exciters shall have a 36 MHz (maximum) IF filter to limit transmit spectrum.

                                   Figure 9


         54 MHz Ku-BAND HALF TRANSPONDER VIDEO TRANSMISSION PARAMETERS
         -------------------------------------------------------------

Video Test Tone Frequency                             f\\vt\\         =               761.6 KHz

Video Test Tone Peak Deviation                        (DELTA)F\\vt\\  =                 9.1 MHz

Video Test Tone Level for Bessel Null                 L\\vb\\         =              -11.71 dBm

Video Test Tone Level for Test (1 Vp-p)               L\\vt\\         =                2.22 dBm

Energy Dispersal Frequency                            f\\ed\\         =                   30 Hz

Energy Dispersal Peak Deviation                       (DELTA)F\\ed\\  =                 1.0 MHz

Energy Dispersal Level                                L\\ed\\         =              -16.96 dBm

Subcarrier Frequency                                  f\\SC\\         =                 6.2 MHz

Subcarrier Peak Deviation on Main Carrier             (DELTA)F\\SC\\  =                1.25 MHz

Audio Test Tone Frequency                             f\\at\\         =                   1 KHz

Audio Test Tone Level at Input to Exciter
     (APL across 600 Ohms)                            L\\at\\         =                 0.0 dBm

Audio Test Tone Peak Deviation for Average
     Program Level (APL)                              (DELTA) F\\at\\ =                60.0 KHz

Audio Test Tone Peak Program Level (PPL)              L\\apt\\        =               +10.0 dBm

Audio Peak Deviation at PPL                           (DELTA)F\\apd\\ =               189.7 KHz

Audio Test Tone Level (1 KHz) for First Bessel Null
     (to result in F\\at\\)                           L\\ab\\         =                 -28 dBm


NOTE:
----

     A. All exciters shall have a Ku-band 2:1 Video 25 MHz (Intelsat Mask) IF bandwidth filter.

                                  APPENDIX B

                         GSTAR TRANSMISSION STANDARDS
                         ----------------------------


Frequency and Polarization Plans
--------------------------------

The frequency and polarization plan for the GSTAR spacecraft is shown in Figure
1. The half transponder center frequencies for the 54 MHz GSTAR transponders are +/-15 MHz above and below the transponder center frequencies.

Video/Audio Modulation Parameters
---------------------------------

GSTAR transponders - Use parameters found in Figure 2 for full transponder and Figure 3 for half transponder operation.

                                   Figure 1

                            GSTAR 4 FREQUENCY PLAN*
                            ----------------------

                                    Uplink
                                    ------

        14030   14091   14152   14213   14274   14335   14396   14457
V Pol  [_____] [_____] [_____] [_____] [_____] [_____] [_____] [_____]
          1       2       3       4       5       6       7       8

        14044   14105   14166   14227   14288   14349   14410   14471
H Pol  [_____] [_____] [_____] [_____] [_____] [_____] [_____] [_____]
          9       10      11      12      13      14      15      16

                                 Frequency MHz

                                   Downlink
                                   --------

        11730   11791   11852   11913   11974   12035   12096   12157
H Pol  [_____] [_____] [_____] [_____] [_____] [_____] [_____] [_____]
          1       2       3       4       5       6       7       8

        11744   11805   11866   11927   11988   12049   12110   12171
V Pol  [_____] [_____] [_____] [_____] [_____] [_____] [_____] [_____]
          9       10      11      12      13      14      15      16

                                 Frequency MHz

* All transponders are 54 MHz bandwidth.

                                   Figure 2

                     GSTAR-4 VIDEO TRANSMISSION PARAMETERS
                     -------------------------------------

                               Full Transponder
                               ----------------

Video Test Tone Frequency                               f\\vt\\         =               761.6 KHz

Video Test Tone Peak Deviation                          (DELTA)F\\vt\\  =               10.75 MHz

Video Test Tone Level for Bessel Null                   L\\vb\\         =              -13.15 dBm

Video Test Tone Level for Test (1 V)                    L\\vt\\         =                 2.2 dBm

Energy Dispersal Frequency                              f\\ed\\         =                   30 Hz

Energy Dispersal Peak Deviation                         (DELTA)F\\ed\\  =                   1 MHz

Energy Dispersal Level                                  L\\ed\\         =              -18.41 dBm

Nominal Program Audio Subcarrier Frequency              f\\SC\\         =                 6.8 MHz

Subcarrier Peak Deviation on Main Carrier               (DELTA)F\\SC\\  =                   2 MHz

Audio Test Tone Frequency                               f\\at\\         =                   1 KHz

Audio Test Tone Level at Input to Exciter
     (APL across 600 Ohms)                              L\\at\\         =                 0.0 dBm

Audio Test Tone Peak Deviation for Average Program
     Level (APL)                                        (DELTA)F\\at\\  =                  75 KHz

Audio Test Tone Peak Program Level (PPL)                L\\apt\\        =               +10.0 dBm

Audio Peak Deviation at PPL                             (DELTA)F\\apd\\ =                 237 KHz

Audio Test Tone Level (1 KHz) for First Bessel Null
     (to result in F)                                   L\\ab\\         =              -29.88 dBm

NOTE:
----

     A. All exciters shall have a 36 MHz (maximum) IF filter to limit transmit spectrum.

                                   Figure 3


         54 MHz Ku-BAND HALF TRANSPONDER VIDEO TRANSMISSION PARAMETERS
         -------------------------------------------------------------



Video Test Tone Frequency                             f\\vt\\         =               761.6 KHz

Video Test Tone Peak Deviation                        (DELTA)F\\vt\\  =                 9.1 MHz

Video Test Tone Level for Bessel Null                 L\\vb\\         =              -11.71 dBm

Video Test Tone Level for Test (1 Vp-p)               L\\vt\\         =                2.22 dBm

Energy Dispersal Frequency                            f\\ed\\         =                   30 Hz

Energy Dispersal Peak Deviation                       (DELTA)F\\ed\\  =                 1.0 MHz

Energy Dispersal Level                                L\\ed\\         =              -16.96 dBm

Subcarrier Frequency                                  f\\SC\\         =                 6.2 MHz

Subcarrier Peak Deviation on Main Carrier             (DELTA)F\\SC\\  =                1.25 MHz

Audio Test Tone Frequency                             f\\at\\         =                   1 KHz

Audio Test Tone Level at Input to Exciter
     (APL across 600 Ohms)                            L\\at\\         =                 0.0 dBm

Audio Test Tone Peak Deviation for Average
     ProgramLevel (APL)                               (DELTA) F\\at\\ =                60.0 KHz

Audio Test Tone Peak Program Level (PPL)              L\\apt\\        =               +10.0 dBm

Audio Peak Deviation at PPL                           (DELTA)F\\apd\\ =               189.7 KHz

Audio Test Tone Level (1 KHz) for First Bessel Null
     (to result in F\\at\\)                           L\\ab\\         =                 -28 dBm

NOTE:
----

     A. All exciters shall have a Ku-band 2:1 Video 25 MHz (Intelsat Mask) IF bandwidth filter.

                                  APPENDIX C


                   GE AMERICOM SPACECRAFT BEACON FREQUENCIES
                   -----------------------------------------


The beacon frequencies and polarizations for the GE Americom domestic fleet are shown below.



------------------------------- --------------------------------------------------------- ----------------------------
                                                         C-Band                                     Ku-Band
------------------------------- --------------------------------------------------------- ----------------------------
          Spacecraft            Frequency         Pol        Frequency         Pol        Frequency         Pol
------------------------------- ---------------------------- ---------------------------- ----------------------------
             C-1                   3700.5          V            4199.5          H                    None
------------------------------- ---------------------------- ---------------------------- ----------------------------
             C-3
             C-4                   3700.5          H            4199.5          V                    None
             C-5
------------------------------- ---------------------------- ---------------------------- ----------------------------
             GE-1                  3700.5          V            4199.5          H            12198  H
             GE-3
------------------------------- ---------------------------- ---------------------------- ----------------------------
             GE-2                  3700.5          H            4199.5          V            12198  V
------------------------------- ---------------------------- ---------------------------- ----------------------------
             GE-4                  3700.5          H           4199.5           V            11702  H
                                                                                             12198  V
------------------------------- ---------------------------- ---------------------------- ----------------------------
           GSTAR-4                         None                         None                 11702  V
                                                                                             12198  H
------------------------------- ---------------------------- ---------------------------- ----------------------------
             K-2                           None                         None                 11702  V
                                                                                             12198  H
------------------------------- ---------------------------- ---------------------------- ----------------------------
             GE-5                          None                         None                 11702  H
------------------------------- ---------------------------- ---------------------------- ----------------------------


These signals provide telemetry data for GE Americom use in monitoring the status of the spacecraft. These signals may prove useful for those customers who need a reference signal for antenna tracking or related purposes.

                             GE AMERICOM SUMMARY 1
                             -------------------


Satellite Fleet 2
---------------

---------------------------------------------------------------------------------------------------------------
     C-5            C-1            C-4             C-3                 GS4             GE-1           GE-4
139(degrees)W  137(degrees)W  135(degrees)W   131(degrees)W       105(degrees)W   103(degrees)W  101(degrees)W
      C              C              C               C                  Ku              C&Ku           C&Ku

-------------------------------------------------------------------
    GE-3           GE-2                    K-2           GE-5
87(degrees)W  85(degrees)W            81(degrees)W   79(degrees)W
    C&Ku           C&Ku                    Ku            Ku

Spacecraft Access
-----------------

     Call Vernon Valley, New Jersey at (800) 255-6122 for access to Satcom C-1, C-3, C-4, C-5, GE-1 and GE-2.

     Call Woodbine, Maryland at (800) 772-2363 for access to GSTAR-4, GE-3, GE-4, K-2 and GE-5.



Business Arrangements
---------------------

     Full-time space segment, call (609) 987-4246

     Occasional space segment bookings, call (800) 752-7755 or (800) 732-3273 (SNG Users)

     Technical information, call (609) 987-4191


Satellite Center of Box
-----------------------

     Call (800) 526-4214


Notes:
-----

1 See complete text of Commercial Operations System Users Guide for additional information, requirements, telephone and facsimile numbers.

2 K-2 is in N-S inclined operation.

                                  ATTACHMENT C

                               CLEAN, IRREVOCABLE
                               ------------------
                         NONCANCELLABLE LETTER OF CREDIT
                         -------------------------------


         [LETTERHEAD OF ISSUING BANK]

         IRREVOCABLE LETTER OF CREDIT

         TO:                                           DATE:____________________
         GE American Communications, Inc.
         Four Research Way
         Princeton, New Jersey 08540-6684
         Attention: Vice President, Finance

         GE Capital Europe Limited
         Clarges House
         6-12 Clarges Street
         London W1Y 8DH
         Attention: VP, GE Americom Europe

         NUMBER:__________________________

         GENTLEMEN:

         WE HEREBY OPEN OUR IRREVOCABLE LETTER OF CREDIT IN YOUR JOINT AND SEVERAL FAVOR FOR THE ACCOUNT OF SKYCACHE, INC., UP TO AN AGGREGATE AMOUNT OF [ *** ] AVAILABLE IN ONE OR MORE DRAWINGS UPON PRESENTATION TO US OF YOUR DRAFT(S) AT SIGHT ON US ACCOMPANIED BY ANY ONE OF THE DOCUMENTS SPECIFIED BELOW:

         1) A statement in writing signed by an officer of GE American Communications, Inc. ("GE Americom"), stating that a) SkyCache, Inc., ("SkyCache") has defaulted under an agreement dated ___, 1999 between SkyCache and GE Americom ("the GE Americom Agreement"), and b) the amount of the draft being presented does not exceed the aggregate amount due and payable to GE Americom under the GE Americom Agreement.

         OR: 2) A statement in writing signed by an officer of GE Capital Europe Limited ("GECEL"), stating that a) SkyCache has defaulted under an agreement dated _________, ___ 1999 between SkyCache and GECEL ("the GECEL Agreement"), and b) the amount of the draft being presented does not exceed the aggregate amount due and payable to GECEL under the GECEL Agreement.



*** Confidential Treatment Requested

         OR: 3) A statement in writing signed by an officer of GE Americom or GECEL stating that SkyCache has failed to deliver to GE Americom and GECEL an extension or replacement of the Letter of Credit as required under either the GE Americom Agreement or the GECEL Agreement.

         DRAFTS MUST BE PRESENTED AT THIS BANK ON OR BEFORE [   ***   ].

         WE HEREBY AGREE WITH THE DRAWERS, ENDORSERS AND BONA FIDE HOLDERS OF DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT THAT SUCH DRAFTS SHALL BE DULY HONORED ON PRESENTATION AND DELIVERY OF DOCUMENTS AS SPECIFIED.

         THIS CREDIT IS SUBJECT TO "UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS (1994 REVISION) INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500.

                                      [NAME OF ISSUING BANK]

                                      By:_____________________________

                                      Name:___________________________



*** Confidential Treatment Requested